                               AMENDMENT NO. 2 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

         THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION
OF TRUST is made as of the 1st day of August, 2001 by the Trustees hereunder.

         WHEREAS, the Trustees have executed an amendment and restatement to the
Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999 and March 6, 2001.

         AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to change the name of three Series as set forth below:

              Former Name                                  New Name
              -----------                                  --------
     Intermediate-Term Tax-Free Fund                 Tax-Free Bond Fund
     Arizona Intermediate-Term Municipal Fund        Arizona Municipal Bond Fund
     Florida Intermediate-Term Municipal Fund        Florida Municipal Bond Fund

         NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and
Restated Agreement and Declaration of Trust for the Trust is hereby amended as of August 1, 2001, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the
1st day of August, 2001.

Trustees of the American Century Municipal Trust

/*/Albert Eisenstat                                          /*/Kenneth E. Scott
Albert Eisenstat                                             Kenneth E. Scott

/*/Ronald J. Gilson                                          /*/James E. Stowers III
Ronald J. Gilson                                             James E. Stowers III

/*/William M. Lyons                                          /*/Jeanne D. Wohlers
William M. Lyons                                             Jeanne D. Wohlers

/*/Myron S. Scholes
Myron S. Scholes

                                   Schedule A

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

     Series                                             Class     Date of Establishment

     Tax-Free Money Market Fund                         Investor       07/31/1984

     Limited-Term Tax-Free Fund                         Investor       03/01/1993

     Tax-Free Bond Fund                                 Investor       07/31/1984
     (formerly Intermediate-Term Tax-Free Fund)

     Long-Term Tax-Free Fund                            Investor       07/31/1984

     High-Yield Municipal Fund                          Investor       12/15/1997
                                                        C              05/01/2001

     Florida Municipal Money Market Fund                Investor       04/11/1994

     Florida Municipal Bond Fund                        Investor       04/11/1994
     (formerly Florida Intermediate-Term Municipal Fund)

     Arizona Municipal Bond Fund                        Investor       04/11/1994
     (formerly Arizona Intermediate-Term Municipal Fund)

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.